Exhibit 99.1

DESTINATION MATERNITY REPORTS THIRD QUARTER AND FIRST NINE MONTHS FISCAL 2016 RESULTS

•	Third quarter GAAP net loss of $1.5 million compared to net loss of $1.3 million for the third quarter of fiscal 2015

•	Third quarter operating loss improved to $1.5 million compared to operating loss of $1.7 million for the third quarter of fiscal 2015

•	240 basis point gross margin improvement in third quarter

Moorestown, NJ, December 8, 2016 – Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced financial results for the third quarter and first nine months of fiscal 2016 ended October 29, 2016 compared to the third quarter and first nine months of fiscal 2015 ended October 31, 2015.

Third Quarter Fiscal 2016 Selected Financial Results (13 weeks ended October 29, 2016)

•	Comparable sales decreased 5.2%, compared to a 3.6% decline for the third quarter of fiscal 2015;

•	Gross margin improved 240 basis points to 52.9%, up from 50.5% in the prior year quarter;

•	SG&A declined $5.9 million to $54.6 million, a decrease of 9.7% from the third quarter of fiscal 2015;

•	Operating loss improved 13.5% to $1.5 million compared to operating loss of $1.7 million for the third quarter of fiscal 2015;

•	GAAP net loss was $1.5 million, or $0.11 per diluted share, compared to net loss of $1.3 million, or $0.09 per diluted share, for the third quarter of fiscal 2015;

•	Adjusted net loss was $1.2 million, or $0.09 per diluted share, compared to adjusted net loss of $0.6 million, or $0.05 per diluted share for the third quarter of fiscal 2015;

•	Adjusted EBITDA before other charges was $4.7 million compared to $5.1 million in the prior year quarter.

Anthony M. Romano, Chief Executive Officer & President stated, “While we continue to make progress on many of our initiatives, the third quarter was challenging as both our sales and earnings did not meet our expectations. Our third quarter results do reflect continued improvement in gross profit margin and reduction in SG&A driven by the ongoing traction of our strategic initiatives. Overall, sales and adjusted EBITDA trailed the year ago period reflecting reductions in leased department and licensed brand sales and were adversely impacted by sales disruption from both the Hanjin shipping bankruptcy and Hurricane Matthew. Our efforts over the past two years have provided significant improvement in our culture, in our focus on the customer, and in our overall retail disciplines, with improved tools and enhanced visibility. This, in turn, has led to improved product assortment, elevated visual imagery both in stores and online, more disciplined inventory management, faster lead times and better product flow. While these improvements are not entirely visible in our latest quarter results, year-to-date earnings are improved and I remain confident that we are working on the right areas and are focused on the right strategic growth and efficiency initiatives to place us on the right path to deliver sustained long-term success.”

Exhibit 99.1

Third Quarter Fiscal 2016 Financial Results

•	Net sales were $102.6 million compared with $119.5 million for the comparable prior year quarter. The decrease was primarily driven by closure of Sears and Gordmans leased department locations, as well as reductions in Kohl’s sales given the planned exit in 2017, and by a decline in comparable sales.

•	Comparable sales decreased 5.2%, compared to a 3.6% decline for the third quarter of fiscal 2015.

•	Gross margin for the third quarter of fiscal 2016 was 52.9%, up 240 basis points over the comparable prior year quarter gross margin of 50.5%.

•	Selling, general and administrative expenses (“SG&A”) for the third quarter of fiscal 2016 decreased 9.7% to $54.6 million, compared to $60.4 million for the third quarter of fiscal 2015. As a percentage of net sales, SG&A deleveraged to 53.2% for the third quarter of fiscal 2016 compared to 50.6% for the third quarter of fiscal 2015.

•	The Company incurred store closing, asset impairment and asset disposal expense of $0.7 million for the third quarter of fiscal 2016, compared to $0.6 million for the third quarter of fiscal 2015.

•	Other charges during the third quarter of fiscal 2016 were $0.5 million, primarily related to charges incurred in connection with discussions regarding a proposed business combination with the Company’s largest shareholder, Orchestra-Premaman S.A., compared to $1.1 million in the third quarter of fiscal 2015, primarily for management and organizational changes and the Company’s facilities relocations.

•	Adjusted EBITDA before other charges was $4.7 million for the third quarter of fiscal 2016, compared to $5.1 million for the third quarter of fiscal 2015. Adjusted EBITDA before other charges is defined in the financial tables at the end of this press release.

•	GAAP net loss was $1.5 million, or $0.11 per diluted share, compared to net loss of $1.3 million, or $0.09 per diluted share, for the third quarter of fiscal 2015.

•	Adjusted net loss was $1.2 million, or $0.09 per diluted share, compared to adjusted net loss of $0.6 million, or $0.05 per diluted share, for the third quarter of fiscal 2015. For a reconciliation of GAAP to non-GAAP financial information refer to the financial tables at the end of this press release.

First Nine Months of Fiscal 2016 Financial Results (39 weeks ended October 29, 2016)

•	Net sales were $333.5 million compared with $380.5 million for the nine months ended October 31, 2015. The decrease in sales was primarily driven by closure of 575 Sears and Gordmans leased departments, a reduction in licensed brand sales and by a decline in comparable sales.

•	Comparable sales decreased 4.5%, which follows a decrease of 1.0% for the nine months ended October 31, 2015.

•	Gross margin increased 370 basis points to 52.9% compared to 49.2% for the nine months ended October 31, 2015. The year-over-year increase in gross margin is driven by the Company’s tightened inventory management and a shift in business mix to higher margin sales.

Exhibit 99.1

•	SG&A for the first nine months of fiscal 2016 declined $16.2 million to $170.0 million, or 51.0% of net sales, compared to $186.1 million, or 48.9% of net sales.

•	Store closing, asset impairment and asset disposal expense was $1.8 million, compared to income of $2.3 million for the nine months ended October 31, 2015, which included a one-time pretax cash benefit of $4.1 million from the termination of a store lease.

•	Other charges during the first nine months of fiscal 2016 were $2.0 million, primarily related to charges for the proposed business combination, as well as management and organizational changes, compared to $4.5 million in the first nine months of fiscal 2015, primarily for management and organizational changes and the Company’s facilities relocations.

•	Adjusted EBITDA before other charges was $21.2 million for the first nine months of fiscal 2016 compared to $19.6 million for the first nine months of fiscal 2015.

•	GAAP net income was $26 thousand, or $0.00 per diluted share, compared to net loss of $1.4 million, or $0.10 per diluted share, for the nine months ended October 31, 2015.

•	Adjusted net income was $1.3 million, or $0.09 per diluted share, compared to adjusted net income of $1.4 million, or $0.10 per diluted share, for the nine months ended October 31, 2015.

Other Third Quarter Fiscal 2016 Financial Information

•	Capital expenditures totaled $9.6 million primarily driven by investments in stores and investments to support key systems projects. Third quarter fiscal 2015 capital expenditures of $23.9 million were primarily driven by expenditures for new stores and the relocations of the Company’s headquarters and distribution facilities.

•	At October 29, 2016, inventory was $73.5 million, a decrease of $6.5 million compared to $80.0 million at October 31, 2015. Overall unit inventory at the end of the third quarter was down 9% on a year-over-year basis.

Real Estate and Partnerships

As previously announced, the Company’s leased department relationship with Gordmans ended in the first quarter 2016, and the Company discontinued its Two Hearts® Maternity by Destination Maternity® line, ending its relationship with Sears® in June 2016. Additionally, the Company began to phase out production of its Oh Baby by Motherhood® line during fiscal 2016 after being informed that Kohl’s® has elected to scale back, and ultimately discontinue, its exclusive license with the Company for this line in early fiscal 2017. These actions will allow the Company to direct resources to the highest return opportunities and further optimize its footprint while reducing costs.

Exhibit 99.1

Capital Allocation

The Company remains focused on implementing key systems projects to have the tools needed to drive sustained profitable growth. To this end, in fiscal 2016 the Company has completed the implementation of a new best-in-class product allocation tool and is in the process of re-platforming its e-commerce sites with a best-in-class enterprise cloud commerce solution.

Proposed Business Combination

The Company’s largest shareholder, Orchestra-Premaman S.A., has expressed an interest in a transaction with the Company. Company management confirmed that discussions are ongoing. However, there can be no assurances that there will be a transaction.

Guidance for Fiscal 2016

The Company updated its financial guidance for fiscal 2016 as follows:

•	Comparable retail sales to be down in the mid-single digit range for the full year;

•	Gross margin to increase approximately 280 to 320 basis points year-over-year, as inventory productivity initiatives continue to generate more profitable sales;

•	Selling, general & administrative expenses will continue to decline, but will deleverage as a percent of sales on a full-year basis;

•	Capital expenditures are projected to be in the $14 million to $16 million range, a reduction of $13 million to $15 million compared to last year. Excluding the prior year capital expenditures related to the relocation of our corporate headquarters and distribution center, current year projected capital expenditures are $4 million to $6 million below last year. Current year spend is primarily the result of modest store investments, as we optimize our real estate portfolio, as well as investments in systems. The investments in systems mostly relate to our new inventory management approach as well as our web re-platform, and represent a measured and revenue-focused approach to capital expenditures that we will continue as we move forward;

• The Company plans to open 10 new stores and close 32 stores during the fiscal year.

Exhibit 99.1

Retail Locations

The table below summarizes store opening and closing activity for the three and nine months ended October 29, 2016 and October 31, 2015, as well as the Company’s total store, leased department and retail location count at the end of each fiscal period.

	Three Months Ended		Nine Months Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015

Store Openings (1)	3	10	9	16

Store Closings (1)	3	8	19	26

Period End Retail Location Count (1)

Stores	526	554	526	554

Leased Department Locations	703	1,310	703	1,310

Total Retail Locations	1,229	1,864	1,229	1,864

1)	Excludes international franchised locations. As of October 29, 2016 Destination Maternity has 239 international franchised locations, including 21 standalone stores operated under one of the Company’s nameplates and 218 shop-in-shop locations.

Conference Call Information

As announced previously, the Company will hold a conference call today at 4:30 p.m. Eastern Time, regarding the Company’s third quarter fiscal 2016 financial results. Interested parties can participate in this conference call by dialing (800) 219-6970 in the United States and Canada or (574) 990-1028 outside of the United States and Canada. Please call ten minutes prior to 4:30 p.m. Eastern Time. The conference call (listen only) will also be available on the investor section of the Company’s website at http://investor.destinationmaternity.com. The passcode for the conference call is 20741025. In the event that you are unable to participate in the call, a replay will be available at 7:30 p.m. Eastern Time on Thursday, December 8, 2016 through 11:59 p.m. Eastern Time Thursday, December 15, 2016 by calling (855) 859-2056 in the United States and Canada or (404) 537-3406 outside of the United States and Canada. The passcode for the replay is 20741025.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of October 29, 2016 Destination Maternity operates 1,229 retail locations in the United States, Canada, Puerto Rico and England, including 526 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 703 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico, Israel and India. As of October 29, 2016 Destination Maternity has 239 international franchised locations, including 21 standalone stores operated under one of the Company’s nameplates and 218 shop-in-shop locations.

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures

This press release and the accompanying financial tables contain non-GAAP financial measures within the meaning of the SEC’s Regulation G, including 1) adjusted net income (loss), 2) adjusted net income (loss) per share—diluted, 3) Adjusted EBITDA, 4) Adjusted EBITDA before other charges, 5) Adjusted EBITDA margin, and 6) Adjusted EBITDA margin before other charges. In the accompanying financial tables, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company’s management believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in the retail industry to measure operating results, to determine the value of companies within the industry and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. In addition, certain of the Company’s cash and equity incentive compensation plans are based on our level of achievement of Adjusted EBITDA before other charges, and our Term Loan provides for achievement of specified minimum levels of “Consolidated EBITDA,” which is substantially identical to our non-GAAP financial measure of Adjusted EBITDA before other charges (except that for purposes of the Term Loan, the amount of extraordinary, unusual or non-recurring items that may be excluded is limited as provided in the Term Loan). The Company provides these various non-GAAP financial measures to investors to assist them in performing their analysis of its historical operating results. Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, as determined in accordance with generally accepted accounting principles. The Company may calculate each of these non-GAAP financial measures differently than other companies.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully pursue, complete and manage any strategic transaction and related matters, adverse effects on the market price of our common stock and on our operating results because of a failure to complete any strategic transaction, failure to realize any benefits of any strategic transaction, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and international franchise relationships and marketing partnerships, future sales trends in our various sales channels, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer

Exhibit 99.1

preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire, develop and retain senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

– Financial Tables to Follow –

CONTACT:	Allison Malkin
Caitlin Morahan
ICR, Inc.
DestinationMaternityIR@icrinc.com
203-682-8225

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net sales	$102,582	$119,548	$333,541	$380,466
Cost of goods sold	48,294	59,147	157,151	193,354

Gross profit	54,288	60,401	176,390	187,112
Gross margin	52.9%	50.5%	52.9%	49.2%
Selling, general and administrative expenses (SG&A)	54,573	60,445	169,967	186,121
SG&A as a percentage of net sales	53.2%	50.6%	51.0%	48.9%
Store closing, asset impairment and asset disposal expenses (income)	724	601	1,772	(2,342)
Other charges	459	1,052	2,003	4,497

Operating income (loss)	(1,468)	(1,697)	2,648	(1,164)
Interest expense, net	981	374	2,606	1,147

Income (loss) before income taxes	(2,449)	(2,071)	42	(2,311)
Income tax (benefit) provision	(943)	(797)	16	(890)

Net income (loss)	$(1,506)	$(1,274)	$26	$(1,421)

Net income (loss) per share – Basic	$(0.11)	$(0.09)	$0.00	$(0.10)

Average shares outstanding – Basic	13,702	13,591	13,696	13,585

Net income (loss) per share – Diluted	$(0.11)	$(0.09)	$0.00	$(0.10)

Average shares outstanding – Diluted	13,702	13,591	13,705	13,585

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss):
Net income (loss), as reported	$(1,506)	$(1,274)	$26	$(1,421)
Add: other charges for management and organizational changes	36	505	707	1,829
Add: other charges for proposed business combination	423	—	1,296	—
Add: other charges for relocations	—	547	—	2,641
Add: other charges for fiscal year change	—	—	—	27
Less: income tax effect of other charges	(176)	(401)	(766)	(1,720)

Adjusted net income (loss)	$(1,223)	$(623)	$1,263	$1,356

Adjusted net income (loss) per share – diluted	$(0.09)	$(0.05)	$0.09	$0.10

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 29, 2016	January 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,756	$2,116
Trade receivables, net	8,441	10,154
Inventories	73,532	72,509
Deferred income taxes	12,044	13,803
Prepaid expenses and other current assets	10,186	9,792

Total current assets	106,959	108,374
Property and equipment, net	86,236	92,673
Other assets	18,223	18,027

Total assets	$211,418	$219,074

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$6,500	$28,400
Current portion of long-term debt	5,917	2,897
Accounts payable	14,525	21,738
Accrued expenses and other current liabilities	33,124	39,488

Total current liabilities	60,066	92,523
Long-term debt	34,195	9,302
Deferred rent and other non-current liabilities	23,564	24,351

Total liabilities	117,825	126,176
Stockholders’ equity	93,593	92,898

Total liabilities and stockholders’ equity	$211,418	$219,074

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	October 29, 2016	January 30, 2016	October 31, 2015
Cash and cash equivalents	$2,756	$2,116	$2,066
Inventories	73,532	72,509	80,047
Property and equipment, net	86,236	92,673	94,028
Line of credit borrowings	6,500	28,400	31,600
Total debt	46,612	40,599	44,508
Stockholders’ equity	93,593	92,898	98,383

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	October 29, 2016	October 31, 2015
Operating Activities
Net income (loss)	$26	$(1,421)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,583	12,721
Stock-based compensation expense	1,273	2,139
Loss on impairment of long-lived assets	1,406	1,598
Loss on disposal of assets	289	47
Grow NJ award benefit	1,138	—
Deferred income tax benefit	(463)	(1,908)
Amortization of deferred financing costs	231	136
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	1,713	(1,884)
Inventories	(1,023)	(4,288)
Prepaid expenses and other current assets	(394)	2,494
Other non-current assets	1	(217)
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	(12,185)	(6,598)
Deferred rent and other non-current liabilities	(569)	(422)

Net cash provided by operating activities	5,026	2,397

Investing Activities
Capital expenditures	(9,616)	(23,947)
Proceeds from sale of property and equipment	2	35
Additions to intangible assets	(72)	(144)

Net cash used in investing activities	(9,686)	(24,056)

Financing Activities
Decrease in cash overdraft	(544)	1,318
(Decrease) increase in line of credit borrowings	(21,900)	31,600
Proceeds from long-term debt	32,000	—
Repayment of long-term debt	(2,964)	(2,092)
Deferred financing costs paid	(1,275)	(151)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(21)	(62)
Cash dividends paid	—	(8,301)
Proceeds from exercise of stock options	3	69

Net cash provided by financing activities	5,299	22,381

Effect of exchange rate changes on cash and cash equivalents	1	(5)

Net Increase in Cash and Cash Equivalents	640	717
Cash and Cash Equivalents, Beginning of Period	2,116	1,349

Cash and Cash Equivalents, End of Period	$2,756	$2,066

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Income (Loss) to Adjusted EBITDA(1)

and Adjusted EBITDA Before Other Charges,

and Operating Income (Loss) Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Other Charges

(in thousands, except percentages)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net income (loss)	$(1,506)	$(1,274)	$26	$(1,421)
Add: income tax (benefit) provision	(943)	(797)	16	(890)
Add: interest expense, net	981	374	2,606	1,147

Operating income (loss)	(1,468)	(1,697)	2,648	(1,164)
Add: depreciation and amortization expense	4,656	4,582	13,583	12,721
Add: loss on impairment of long-lived assets	673	544	1,406	1,598
Add: loss on disposal of assets	74	33	289	47
Add: stock-based compensation expense	305	587	1,273	2,139

Adjusted EBITDA (1)	4,240	4,049	19,199	15,341
Add: other charges for management and organizational changes	36	505	707	1,829
Add: other charges for proposed business combination	423	—	1,296	—
Add: other charges for relocations (2)	—	547	—	2,408
Add: other charges for fiscal year change	—	—	—	27

Adjusted EBITDA before other charges	$4,699	$5,101	$21,202	$19,605

Net sales	$102,582	$119,548	$333,541	$380,466

Operating income (loss) margin (operating income (loss) as a percentage of net sales)	(1.4)%	(1.4)%	0.8%	(0.3)%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	4.1%	3.4%	5.8%	4.0%
Adjusted EBITDA margin before other charges (adjusted EBITDA before other charges as a percentage of net sales)	4.6%	4.3%	6.4%	5.2%

(1)	Adjusted EBITDA represents operating income (loss) before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock-based compensation expense.

(2)	Other charges related to the Company’s relocations of its headquarters and distribution operations, excludes accelerated depreciation expense of $233 for the nine months ended October 31, 2015.

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